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                                                                     EXHIBIT 4.2


                                     FORM OF
               SUBORDINATED MANDATORY CONVERTIBLE PROMISSORY NOTE


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, AND NO SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR DISPOSED OF ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR SUCH TRANSFER IS MADE IN ACCORDANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FROM THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION, OR DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS OBLIGATION IS NOT A DEPOSIT, IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT SECURED.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


                                     FORM OF
               SUBORDINATED MANDATORY CONVERTIBLE PROMISSORY NOTE

U.S. $_______________                                            April___, 2001


         FOR VALUE RECEIVED, the undersigned, FIRST SECURITY GROUP, INC., a Tennessee corporation (the "Company"), hereby unconditionally promises to pay to the order of _______________________ ("Holder"), the principal sum of _________________________ and No/100 Dollars ($______________) together with accrued and unpaid interest thereon, payable on the date and in the manner set forth in this instrument (the "Note").

         1. PRINCIPAL AND INTEREST REPAYMENT. The outstanding principal amount of the Note and all accrued and unpaid interest thereon is due and payable on October 15, 2001 (the "Maturity Date"). Interest on the unpaid principal balance of this Note shall accrue at the rate of six percent (6%) per annum commencing on April 15, 2001, and shall be payable on the Maturity Date. Except as set forth in Section 6 below, Holder shall not be entitled to accelerate payment of principal or interest hereunder. The principal amount of, and all interest on, this Note shall be
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repaid solely in shares of the Company's $.01 par value common stock ("Shares"
or "Common Stock") as set forth in Section 2 below. No cash will be paid to Holder in respect of the principal amount of or any interest on this Note. Holder shall be required to take the common stock of the Company in satisfaction of all of the Company's obligations under this Note.

         In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently paid by Borrower or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify the Holder in writing that Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that Borrower not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Borrower under applicable law.

         2.       MANDATORY CONVERSION.

                  2.1 At the Maturity Date (unless earlier converted as set forth below) this Note, and all of the outstanding principal and interest thereon, shall be converted into the Common Stock of the Company, whereupon this Note shall be paid in full and all rights of the Holder herein and all obligations of the Company hereunder shall be deemed satisfied and extinguished. The number of shares of Common Stock into which this Note shall be converted shall be determined by dividing the aggregate principal amount together with all accrued interest due at the Maturity Date by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price shall be equal to $10.00 ("Conversion Price"), subject to adjustment as set forth below.

                  2.2 The Company shall have the right exercisable in its sole discretion at any time prior to the Maturity Date ("Early Conversion Date"), to accelerate the conversion of this Note, and to convert the Note into Shares of the Company as set forth in Section 2.1; provided, the Company shall be deemed at any such Early Conversion Date to owe the interest that would have accrued on the Note through the scheduled Maturity Date. Without limiting the generality of the preceding sentence, if the regulatory agency the Company needs approval to issue this Note does not issue such approval, or retracts such approval in the future, this Note shall immediately be converted into Common Stock as set forth in Section 2.1.

                  2.3 At the Maturity Date or upon the Early Conversion Date, the Holder shall surrender this Note for cancellation at the address of the Company set forth on the signature page hereto, and shall issue to Holder, or cause its transfer agent to issue, a certificate to be issued in respect of this Note for the full number of Shares to which the Holder is entitled, rounding any fractional share that would result into the next highest full Shares. No fractional Shares will be issued and no cash will be paid in respect hereof or Shares issuable upon conversion.

                  2.4 In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other


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securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares. The Conversion Price set forth in Section 2.1 reflects the Company's 13 for 10 stock split in the form of a stock dividend and payable to holders of record of Company Shares at March 31, 2001, and no adjustment shall be made hereunder in respect of such stock split.

                  2.5 If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

         3.       PRIORITY OF NOTE.

                  3.1 This Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's "Senior Indebtedness," as hereafter defined.

                  3.2 As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company outstanding on the date hereof to holders of its Senior Indebtedness and all indebtedness owed to the Company's general creditors, and
(ii) any such indebtedness of any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor; provided, however, "Senior Indebtedness" shall exclude all indebtedness that is designated as, or is pari passu, in priority with this Note.

                  3.3 If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or other marshalling of assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of any default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal and interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If an event of default occurs that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of


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such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note. The foregoing notwithstanding if any event described in the foregoing provisions of this Section 3.3 occurs, the Company may in its sole discretion, require conversion of this Note by designating an Early Conversion Date.

                  3.4 In the event that the Holder receives a payment from the Company in violation of the terms of this Section 3, the Holder (a) shall hold such money in trust for the benefit of the holders of the Senior Indebtedness, and (b) shall, upon request of the holders of the Senior Indebtedness, forthwith remit an amount equal to such payment to such holders, or the payment in the exact received (but with any necessary endorsement to such holders without recourse). After the Holder has received notice that a payment has been made to the Holder in violation of the terms of this Section 3, the Holder shall segregate such payment from (and shall not commingle such payment with any of) the other funds of the Holder.

                  3.5 Subject to the rights, if any, of the holders of the Senior Indebtedness under this Section 3 to receive cash, securities, or other properties otherwise payable or deliverable to the Holder, nothing contained in this Section 3 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

                  3.6 Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 3.5 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 3 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

         4.       REPRESENTATIONS OF THE HOLDER.

                  4.1 The Holder is an "Accredited Investor" as defined in Regulation D under the Securities Act, and is acquiring this Note solely for its own account for the purposes of investment and not with a view to making or participating any distribution thereof. The Holder acknowledges that it is able to bear indefinitely the financial risks associated with an investment in this Note and that it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary and appropriate to evaluating its investment.


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                  4.2      The Holder has had the opportunity to obtain from the
Company any information, to the extent possessed by the Company or obtainable without unreasonable effort and expense, necessary to evaluate the merits and risks of this investment and has concluded, based on the information presented to the Holder, the Holder's own understanding of investments of this nature and of an investment in any of the Company's securities in particular, and the advice of such consultants or counsel as the Holder has deemed appropriate, that the Holder wishes to make the investment.

                  4.3 The Holder understands that no public market now exists for the Note or the Shares of Common Stock into which it shall be converted, or any other securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Note, the Share into which it shall be converted, or any other securities issued by the Company.

                  4.4 The Holder understands that the Shares into which the Note shall be converted, and any securities issued in exchange therefore, shall bear a legend to the following effect:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, AND NO SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR DISPOSED OF ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR SUCH TRANSFER IS MADE IN ACCORDANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FROM THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION, OR DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         THIS OBLIGATION IS NOT A DEPOSIT, IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT SECURED.

         THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

         5. REGISTRATION, TRANSFER AND SUBSTITUTION OF THE NOTE. The Company will keep at its principal office a register in which the Company will provide for the registration of the Note and the registration of transfers of the Note. The Company may treat the Person in whose name any Note is registered on such register as the owner for thereof for all purposes.


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         6.       EVENTS OF DEFAULT. Each of the following conditions or events shall constitute an event of default ("Event of Default"):

                  (a) if the Company shall default in the payment of any principal and interest by the conversion of this Note in accordance with the terms hereof at the earlier of the Maturity Date or the Early Conversion Date; or

                  (b) in the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary.

         7. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, the Holder may, at its option, by notice to the Company, declare all or any part of the unpaid principal amount of the Note then outstanding to be forthwith due and payable, and thereupon the Company shall issue the number of Shares into which this Note is convertible at the Maturity Date, and Holder may proceed to enforce delivery of such Shares in accordance with the terms hereof in such manner as it or they may elect. This shall be the Holder's sole remedy upon an Event of Default

         8.       MISCELLANEOUS.

                  8.1 Any notice, demand, request, waiver, or other communication required by any provision of this Note shall be in writing and may be delivered by personal service, sent by facsimile with confirmation of receipt or sent by registered or certified mail, return receipt requested, with postage thereon fully repaid and shall be effective upon receipt. All such communications shall be addressed as follows:

         To the Company:           First Security Group, Inc.
                                   817 Broad Street
                                   Chattanooga, Tennessee 37402
                                   Attn: William L. Lusk, Jr.

         To the Holder:            ------------------------
                                   ------------------------
                                   ------------------------
                                   ------------------------


                  8.2 This Note, as such, shall not entitle any Holder to any rights as a shareholder of the Company. The remedies herein provided are cumulative and not exclusive of any remedies provided under law.

                  8.3 Any terms of this Note (including, without limitation, the Maturity Date, the rate of interest and the conversion features) may be waived or modified only in writing, signed by the Company and the Holder.


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                  8.4      THE COMPANY AND THE HOLDER BY ACCEPTING THIS NOTE,
EACH ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE COMPANY AND THE HOLDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, THE HOLDER AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE COMPANY ARISING OUT OF THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE COMPANY AND ANY HOLDER OF ANY KIND OR NATURE.

                  THE COMPANY, AND THE HOLDER BY ACCEPTING THIS NOTE, HEREBY AGREE THAT THE FEDERAL COURT OF THE EASTERN DISTRICT OF TENNESSEE OR, AT THE OPTION OF THE HOLDERS, ANY STATE COURT LOCATED IN HAMILTON COUNTY, TENNESSEE SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND ANY HOLDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE OR ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE COMPANY AND ANY HOLDER OF ANY KIND OR NATURE.

                  8.5 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  8.6 Company hereby agrees to pay Holder's reasonable costs in collecting and enforcing this Note, including reasonable attorneys' fees and charges. In no event shall any officer, director, shareholder, or director of the Company be personally liable for any amounts due and payable pursuant to this Note.

                  8.7 This Note applies to, inures to the benefit of, and binds the successors, assigns of the Holder and the Company, respectively. The Company and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other holders.



                             SIGNATURES ON NEXT PAGE


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                  SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE



         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


COMPANY:

FIRST SECURITY GROUP, INC.


By:
   -----------------------------
Its:
   -----------------------------
Name:
   -----------------------------

Address:    First Security Group, Inc.
            817 Broad Street
            Chattanooga, Tennessee
            Attn: William L. Lusk, Jr.



NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF HOLDER:

Name:                          (please print)
         ---------------------
Address:
         -----------------------------
         -----------------------------
         -----------------------------
         -----------------------------

TIN:     _____________________